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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Mark
L. Jagels, Michael Schardt or Pamela Maynard or any of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form SB-2 of OREGON TRAIL ETHANOL COALITION, L.L.C., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the membership units of Oregon Trail Ethanol Coalition, L.L.C. and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 29/th/ day of July, 2002.

                                                   /s/ Mike Schardt
                                                       -------------------------
                                                       Mike Schardt

STATE OF NEBRASKA                )
                                 )   ss.
COUNTY OF Douglas                )

     On this 29/th/ day of July, 2002, before me, a Notary Public qualified for said County, personally came Mike Schardt, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

                                                   /s/ Katherine Rasmussen
                                                       -------------------------
                                                       Notary Public
                                                       My Commission expires:

     [STAMP]
                                                       3/13/06
                                                       -------------------------